AMENDMENT TO PROMISORY NOTE

The promissory note issued by Webstar Technology Group, Inc. to Webstar Networks Corporation dated March 20, 2018 in the amount of $675,000 is hereby amended as follows:

Article 1.1(a), Maturity and Payment Time, the third from the last sentence is hereby amended to read "In the event the Public Offering has not occurred by December 31, 2020, the Maturity Date shall be January 1, 2021".

This amendment is agreed to this 6th day of December, 2019 by the undersigned.

Webstar Technology Group, Inc.
By: Don Roberts, CEO

Webstar Networks Corporation
By: James Owens, CEO